Exhibit 99.1

China Unicom’s Yunnan Subsidiary Awards an Agreement to FingerMotion Inc. to Manage and Operate Its Online Flagship Stores on Top 3 Chinese E-commerce Platforms

Integration and beta test of flagship portal to be operational in current quarter and set to boost revenues and margins in 2019

NEW YORK, NY July 12, 2019 -- FingerMotion, Inc. (OTCQB: FNGR), a US fintech company with mobile payment and recharge platform operations in China, is pleased to announce that is has expanded the breadth of its services with a definitive Portal Sales and Cooperation Agreement with China Unicom’s Yunnan subsidiary, a leading mobile carrier in China. Under the terms of the renewable 3-year agreement, China Unicom’s Yunnan subsidiary has migrated the management and developmental control of the portal to FingerMotion’s subsidiary, JiuGe Information Technology (JiuGe). The existing platform currently handles cellular top up, phone sales, and accessory sales such as sim cards, cases, and prepaid phone cards.

The agreement will also allow for the inclusion of installment plans for the purchase of a new phone or prepaid phone plans. In addition, there will be a rollout of a broadband initiative for consumers and businesses. The Company believes that this agreement will significantly increase revenues and gross margins going forward.

The agreement calls for FingerMotion to share with China Unicom a percentage of the revenues generated from sales on the portal. JiuGe will be responsible for collecting the revenue generated off the platform and paying the costs to maintain the customer service center. This online sales agreement will funnel all of China Unicom’s online sales through this portal. JiuGe will retain a higher percentage of revenue on the cellular "top-up" sales to compensate FingerMotion for the higher level of management and oversight, while China Unicom’s Yunnan subsidiary will retain a higher percentage of gross profit on the hardware and financial insurance products. The handoff of control of the portal has already begun, and the final rollout of the entire line-up of products and services will be accomplished in stages over the coming months.

JiuGe will be licensed to operate and manage China Unicom’s Yunnan Subsidiary’s existing online flagship stores in three major e-Commerce platforms in China, namely Tmall (operated by Alibaba (BABA), JD.com (JD) and PinDuoDuo (PDD).  According to a June 2018 article by Forbes titled “For Brands, Alibaba is The Gateway to China and Chinese Customers”, Forbes stated that Alibaba has 617 million monthly mobile users and 552 million active users on its China retail marketplaces (Tmall and Taobao).  In comparison, according to Tech in Asia, JD.com has 292 million customers.

Martin Shen, CEO of FingerMotion explained:

“This is an historic agreement for our company and demonstrates how our alignment with other partners are succeeding. China Unicom has entrusted us with not only being the face of its customer service, but also the branding of its official e-commerce stores. It is a tremendous honor to be held in such high regard and our team of programmers and marketers should take much of the credit.  Official stores typically receive higher traffic volumes in China due to a perception of greater trust and reliability.”

“Operating China Unicom’s official store on the top three e-commerce portals represents a tremendous opportunity for our company. We have a chance to roll out new products and services that should prove exciting and further stimulate consumer demand.”

“We now have a footprint on 3 major Chinese e-commerce portals. Couple this enlarged footprint with access to China Unicom’s subscriber base, and we strongly believe we have a pathway to success. With our current pipeline of projects and adequate financing, we anticipate driving company revenues to next level, which will exceed our prior forecasts and expectations.”

“The agreement represents an extension of our core philosophy to build an ecosphere with private capital cooperation” said Deputy General Manager of China Unicom Yunnan, Mr. Wen Tao. “We are looking for cooperation agreements that are a win-win and believe that JiuGe is able to represent our guiding principles in the execution of the business.”

Mr. Wen Tao continued, “Their experience in the marketplace to drive increased usage of our portal via promotional channels to new and existing users gives was a key factor in this agreement. With their help, users will now have a chance to capitalize on our growing base of product offerings from big data to smart home products. We believe that JiuGe will be able to help us build a better and stronger ecosystem that will increase customer retention while rewarding our users for their brand loyalty. We have joint ventures with over 54 Internet companies and have handed over developmental control of our top 3 official stores to JiuGe based on a belief that they have the capability to accelerate our sales and strengthen the ecosystem we are building.”

About Yunnan Unicom

China United Network Communications Group Co., Ltd. or China Unicom is a Chinese state-owned telecommunications operator in China. China Unicom is the world’s fourth-largest mobile service provider by subscriber base. China Unicom’s principal operations include, among others, fixed-line service, mobile service, domestic and international communication facilities service, international satellite leased line service, data communication service, network access service, value-added services and system integration services related to communications and information services. On April 28, 2009, China Unicom launched “WO” as a new brand covering all of its services, it carries China Unicom’s servicing philosophy underpinned by consistent innovation, with the aim of providing comprehensive support to its individual, family and, enterprise customers. The company’s modern telecommunication network covers China and connect to the world. The company is making a vigorous effort to drive broadband upgrades to their fixed-line and mobile networks as well as the implementation of the “Cyber Superpower” strategy at the corporate level, in order to provide a full range of high-quality information and telecommunication services. At the end of 2018, China Unicom ad 987,000 4G base stations and approximately 215 million fixed-line broadband access ports, and its international roaming service covered 615 operators in 253 countries and regions.

In 2018, China Unicom fully implemented their Focus strategy, as it reported a significantly optimized and healthier business mix with notable improvements in operating performance, delivering some of the best results ever recorded since its reorganization. Service revenue for the year amounted to RMB 263.7 billion on the back of 320 million mobile billing subscribers, 220 million 4G subscribers, and 80.88 million fixed-line broadband subscribers.

About Finger Motion Inc.

Finger Motion is an evolving technology company located in China with a core competency in mobile payment and recharge platform solutions. It is one of five companies in China with access to wholesale rechargeable minutes through top-up credits on the mobile phone.  As the primary business continues to grow its user base, the company is developing value added technologies to market to its users. The vision of the company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the company to onboard larger customer bases and eventually drive a consolidation of the top five wholesalers. Finger Motion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

In order for FingerMotion to realize its vision, it must continue to aggressively invest in research and development. The primary area of focus is the development of “must have” applications for consumers and businesses. The longer-term focus is to develop a marketing platform capable of leveraging all the meta data that is collected by the top telecommunications companies into a predictive model that is able to isolate and extract consumer behavior and habits for future monetization.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the continued growth of the e-commerce segment and the ability of the Company to continue its expansion into that segment; the ability of the Company to attract customers and partners and generate revenues; the ability of the Company to successfully execute its business plan; the business strategy, plans, and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as“believes,” “expects” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov/). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

For further information e-mail: info@fingermotion.com